ARTICLES SUPPLEMENTARY
                                      TO
                          ARTICLES OF INCORPORATION
                                      OF
                   INVESCO VARIABLE INVESTMENT FUNDS, INC.


     INVESCO Variable Investment Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland, registered as an open-end investment company under the Investment Company Act of 1940, and having its registered office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: By unanimous approval the board of directors of the Corporation has created five additional classes of shares of common stock of the Corporation designated as the INVESCO VIF-Dynamics Portfolio, INVESCO VIF-Small Company Growth Portfolio, INVESCO VIF-Health Sciences Portfolio, INVESCO VIF-Technology Portfolio and INVESCO VIF-Growth Portfolio, and has allocated the remaining 100,000,000 shares and authorized 400,000,000 additional shares of stock to be allocated as follows:

            Class                               Shares of Common Stock

INVESCO VIF-Dynamics Portfolio                        100,000,000
INVESCO VIF-Small Company Growth Portfolio            100,000,000
INVESCO VIF-Health Sciences Portfolio                 100,000,000
INVESCO VIF-Technology Portfolio                      100,000,000
INVESCO VIF-Growth Portfolio                          100,000,000

The aggregate number of shares of stock of all series which the Corporation shall have the authority to issue after creation of the new series of Common stock, is nine hundred million (900,000,000) shares of one cent ($.01) par value Common Stock.

     SECOND: Shares of each class have been duly classified by the board of directors pursuant to authority and power contained in the Articles of Incorporation of the Corporation.

     THIRD:  A  description  of the common stock so  classified,  including  the powers, preferences, participating, voting or other special rights and qualifications, restrictions and limitations thereof, is as outlined in the Articles of Incorporation of the Corporation.

     FOURTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

     FIFTH: The undersigned, the president of the Corporation, who is executing on behalf of the Corporation the foregoing Articles Supplementary, of which this paragraph is a part, hereby acknowledges, in the name of and on behalf of the Corporation, that the foregoing Articles Supplementary are the corporate act of the Corporation and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

     IN WITNESS WHEREOF, INVESCO Variable Investment Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its president and witnessed by its secretary on the 11th day of February, 1997.

     These Articles Supplementary shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                              INVESCO VARIABLE INVESTMENT FUNDS, INC.


                              By:   /s/ Dan J. Hesser
                                    --------------------------
                                    Dan J. Hesser, President

ATTEST:

By:   /s/ Glen A. Payne
      ------------------------
      Glen A. Payne, Secretary

     I, Ruth Christensen, a notary public in and for the City and County of Denver, and State of Colorado, do hereby certify that Dan J. Hesser, personally known to me to be the person whose name is subscribed to the foregoing Articles Supplementary, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

      Given my hand and official seal this 11th day of February, 1997.



                                  /s/ Ruth Christensen
                                  ------------------------------------
                                  Notary Public

My Commission Expires: 3/16/98
                       ---------